                                                            EXHIBIT 99.(h)(xxii)

                                  AMENDMENT TO
                          SECURITIES LENDING AGREEMENT
                                     BETWEEN
                          AMERICAN AADVANTAGE FUNDS AND
                       STATE STREET BANK AND TRUST COMPANY

      WHEREAS, American AAdvantage Funds ("Client") and State Street Bank and Trust Company ("State Street") entered into a Securities Lending Agreement dated January 2, 1998, as subsequently amended on July 31, 2000 and July 1, 2003 (the "Agreement");

      WHEREAS, Section 20 of the Agreement provides that the Agreement may be modified by an instrument in writing signed by the party against whom enforcement is sought; and

      WHEREAS, the Client and State Street both desire to amend Schedule B of the Agreement to add the American AAdvantage Mid-Cap Value Fund to the list of funds whose securities are available for loan under the Agreement.

      NOW, THEREFORE, for value received and in order to induce the parties to enter into the amendment contemplated hereby, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree to amend the Agreement in the following respect:

      Schedule B shall be deleted in its entirety and replaced with the attached Schedule B.

      The Agreement shall remain the same in all other respects.

      This Amendment is effective as of the 30th day of June, 2004.

      IN WITNESS WHEREOF, the parties hereto agree to the execution of the above Amendment by affixing their signatures below.

                                          AMERICAN AADVANTAGE FUNDS

                                          _____________________________________
                                          William F. Quinn
                                          President

                                          STATE STREET BANK AND TRUST COMPANY
                                          _________________________________

                                          Name:____________________________

                                          Title:___________________________

                              AMENDED AND RESTATED
                                   SCHEDULE B

This Schedule is attached and made part of the Securities Lending Authorization Agreement dated January 2, 1998 between AMERICAN AADVANTAGE FUNDS and STATE STREET BANK AND TRUST COMPANY.

FUND NAMES                  TAXPAYER IDENTIFICATION NUMBER       TAX YEAR END
Balanced Fund                            75-2161800               October 31
International Equity Fund                75-2401150               October 31
Intermediate Bond Fund                   75-2715788               October 31
Large Cap Value Fund                     75-2161801               October 31
Short-Term Bond Fund                     75-2161799               October 31
Small Cap Value Fund                     75-2791825               October 31
Large Cap Growth Fund                    75-2885408               October 31
Emerging Markets Fund                    75-2885421               October 31
Enhanced Income Fund                     61-1451180               October 31
Mid-Cap Value Fund                       20-1231418               October 31